TRANSFER AGREEMENT

This Transfer Agreement (“Agreement”) is made as of the 11th day of August, 2017 by and between Jay Joshi, MD (hereinafter referred to as “Executive”), being an officer and director of National Pain Centers, Inc., a Nevada corporation (hereinafter referred to as “NPC”), and Wellness Center USA, Inc., a Nevada corporation and owner of all issued and outstanding shares of stock in NPC (hereinafter referred to as the “Company”), and NPC.

RECITALS:

The Company is engaged in the business of providing certain healthcare and encryption and authenticating solutions, products and services through certain subsidiary entities owned or controlled by the Company, including NPC (the “Company Business”).

NPC is engaged in the business of acquisitions and management of top-tier medical practices in the interventional and multi-modal pain management sector, providing administrative Interventional and Multimodal Pain Management NPC Business (the “NPC Business”).

The Company wishes to discontinue its operation of the NPC Business and to expand into other areas of the health-care field which are complementary with the Company Business, so that it might increase the potential value of issued and outstanding shares of common stock in the Company (the “Company Shares”).

The Executive desires to acquire from the Company, and the Company desires to transfer to the Executive, all issued and outstanding shares of common stock in NPC (the “NPC Shares”), representing 100% voting and ownership control of all issued and outstanding shares of stock in NPC.

NOW, THEREFORE, in consideration of the foregoing Recitals and the respective representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Certain Definitions

As used in this Agreement, and in addition to any other defined terms used herein, each of the following terms shall have the following meaning:

1.1Affiliate.  “Affiliate” of a Person shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person.

1.2Associate.  “Associate” of a Person shall mean (i) an Affiliate of such Person; or (ii) a relative or spouse of such Person, or a relative of such spouse; or (iii) any trust or other estate in which such Person (or any relative or spouse of such Person) has a substantial beneficial interest or as to which such Person (or any relative or spouse of such Person, or a relative of such spouse) serves as a trustee or in a similar fiduciary capacity.

1.3Closing.  “Closing” shall mean the delivery of the documents and materials described in Section 3.

1.4Closing Date.  “Closing Date” has the meaning set forth in Section 3.1.

1.5ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.6Financial Statements.  “Financial Statements” shall meaning the financial statements of NPC and the Company, respectively, as further identified herein.

1.7Indebtedness.  “Indebtedness” shall mean (i) all obligations for borrowed money, whether current or funded, secured or unsecured; (ii) all obligations on the deferred purchase price of any property or NPC Business; (iii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller, owner or lender under such agreement in the event of a default may be limited to repossession or sale or such property); (iv) all obligations secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or Lien; (v) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (vi) any obligation in respect of bankers’ acceptances or letters of credit; (vii) any obligations secured by Liens on property, whether or not such obligations were assumed at the time of acquisition of such property; (viii) all obligations of a type referred to in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above which is directly or indirectly guaranteed by any Affiliate; (ix) any accrued and unpaid interest or other charges on any of the foregoing obligations; (x) present, future or contingent payment obligations under any qualified or non-qualified welfare, benefit or other plan, agreement or arrangement with any former or present employee or Associate of such employee; (xi) Taxes; and (xii) all other forms of obligations except trade accounts payable and accrued expenses incurred in the ordinary course of business.

1.8Intellectual Property.  “Intellectual Property” shall mean trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, and all similar intellectual property rights, and licenses of any of the foregoing.

1.9Lien.  “Lien” shall mean any mortgage, trust deed, pledge, security interest, claim, charge or encumbrance of any kind.

1.10Material and Materially.  “Material” and “Materially”, unless otherwise specifically defined, shall mean and include any specified item, event or matter which, in the aggregate, results in, or may have as a result, an impact which exceeds or may exceed $25,000.00.

1.11Person.  “Person” shall mean any individual, business corporation, municipal or not-for-profit corporation, trust, general or limited partnership, limited liability company, joint venture, unincorporated association, joint stock company, or any other entity or organization of any kind, and any governmental entity, including any agency or political subdivision thereof.

1.12Securities Act.  “Securities Act” shall mean the Securities Act of 1933.

1.13Tax Returns.  “Tax Returns” shall mean all returns, amended returns, declarations, statements, reports, information statements, declarations of estimated taxes, backup withholding returns or reports and other documents required to be filed in respect of Taxes.

1.14Taxes.  “Taxes” shall mean all federal, state, municipal, local and foreign taxes, customs, duties, fees, levies, assessments or charges of any kind whatever including, but not limited to, income, alternative minimum income, franchise, profits, windfall profits, gross receipts, excise, sales, use, license, lease, service, service use, transaction, occupation, severance, stamp, premiums, energy, environmental, withholding, payroll, employment, unemployment, Social Security, worker’s compensation, ad valorem, real or personal property, and capital taxes, and any interest, penalties, additions to tax or other additional amounts with respect thereto.

ARTICLE II

Transfer of the NPC Shares

2.1Transfer of the NPC Shares. Subject to the provisions of this Agreement, the Company shall at Closing transfer to the Executive all of the Company’s right, title and interest in and to the NPC Shares, and the Executive and NPC shall at Closing release the Company from any and all liabilities, claims and obligations of the Company in favor of the Executive or NPC and arising from or relating to the operation of the NPC Business through and including the Closing Date which, as of the date hereof, are acknowledged to be, in the aggregate, approximately $365,000.

ARTICLE III

The Closing

3.1Time and Place of Closing.  The Closing shall take place at the offices of the Company at 9:00 a.m. Central Standard Time, on August 14, 2017, or at such other time, date or place as may be mutually agreed by the parties (the “Closing Date”).

3.2Exchange and Transfer of the Shares and NPC Shares.  At the Closing, the Company shall transfer the NPC Shares and issue the Option Agreement to the Executive in the manner hereinafter provided, and the Executive shall acquire and accept the NPC Shares and the in consideration of the release described in Section 2.1 and Option Agreement in Section 5.5.

3.3Deliveries by the Executive to the Company.  At the Closing, the Executive will deliver to the Company the following:

(a)Counterparts of this Agreement executed by the Executive and NPC; and

(b)Any consents required from the directors of the NPC.

3.4Deliveries by the Company to the Executive.  At the Closing, the Company will deliver to the Executive the following:

(a)Certificates representing the NPC Shares, issued in the name of the Executive;

(b)The Option Agreement; and

(c)Any consents required from directors of the Company.

3.5Non-Deliveries by Executive to the Company.  It is acknowledged and understood that the Executive shall only deliver what is listed hereinabove, and shall not deliver or divest himself of the stock or ownership of any other company or corporation including, but not limited to, the Company and National Pain Centers, LLC, an Illinois limited liability company wholly owned by the Executive.  The Executive currently serves as a director of the Company and shall continue in such capacity until the next election of directors or until he resigns or is removed.

ARTICLE IV

Joint Representations and Warranties of the Parties

Except as disclosed in the Schedules and Exhibits attached hereto (individually referred to as a “Schedule” and “Exhibit” and collectively as “Schedules” and “Exhibits”) as referenced to in the specific Section or Sections hereof to which the disclosure, Exhibit or Schedule pertains, each of the parties the represents and warrants to the other, as to the best of such party’s knowledge and belief, as follows:

4.1Title to the NPC Shares.  The Company owns, beneficially and of record, all of the NPC Shares, free and clear of any Liens and Indebtedness.

4.2Organization; Qualification.  NPC is a company duly organized, validly existing and in good standing under the laws Nevada.  NPC has the corporate power and authority to own all of its properties and assets and to carry on the business as presently conducted and is qualified as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material adverse effect on NPC, its business or operations.

4.3Authority Relative to this Agreement.  The party has full and complete power and authority to execute and deliver this Agreement on behalf of himself and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the party and any and all related agreements and documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized.  When executed and delivered, this Agreement, and all related agreements and documents, shall have been duly and validly executed and delivered by the party and will not violate, constitute or cause a default, or result in any loss of a Material right under, any provision of law or the articles of incorporation of NPC, or any rule, regulation, order, judgment, decree, contract, instrument or agreement to which the party is subject, or to which he is a party, and will not result in any termination, acceleration or maturity of any liability, Indebtedness or obligation of NPC.  This Agreement constitutes, and when executed and delivered each of the related agreements and documents shall constitute, a valid and binding obligation of the party.

4.4Governmental Authorization and Compliance.  There are no violations of any NPC license, franchise, permit and other governmental authorization, nor are there any proceedings pending or threatened to revoke or limit any such license, franchise, permit, or other governmental authorization.

4.5Capitalization.  The records of NPC report accurately the authorized capitalization of NPC and the number of NPC Shares presently outstanding and issued, all of which are duly authorized, validly issued, fully paid and non-assessable.  There are no additional outstanding preemptive rights, subscriptions, warrants, options, contracts, calls or other rights of any kind with regard to any NPC Shares or any other security of NPC of any kind.

4.6Financial Statements.   The party has received a complete and accurate copy of the balance sheet for the most recent fiscal year end and interim period ending with the most recent quarter, and the related statements of income and retained earnings for said periods (the “Financial Statements”).  The Financial Statements fairly present the financial position of NPC as of the respective dates, and the results of its operations and changes in financial position for the periods covered thereby, and except to the extent otherwise set forth in the footnotes contained therein have been prepared in accordance with generally accepted accounting principles consistently applied.

4.7Title to and Location of Assets.  NPC has good and marketable title to all of its assets, real and personal, tangible and intangible, including those capitalized on or included in the Financial Statements, except only for properties and assets disposed of in the ordinary course of business.

4.8Leases.  NPC is a not a party to any Lease.

4.9Material Contracts.  NPC’s records contain all Material contracts, agreements, instruments, and commitments arising from or relating to the assets and business operations of NPC or to which it is bound.

4.10Intellectual Property.  NPC owns or has the right to use all registered trademarks, registered copyrights, patents and patent applications, if any, used by NPC in its business operations.  To the knowledge of the party, no other Person possesses any right, title or interest in, to or under such Intellectual Property.

4.11Labor Relations.  There are no controversies pending between NPC and any of its present or former employees which: (a) affect, or can reasonably be expected to affect, adversely and Materially, its assets or business operations; or (b) relate to any effort to prevent, restrict or delay consummation of any of the transactions contemplated by this Agreement.

4.12Employment Agreements.  There are no written or oral agreements with any employees of NPC which are not terminable upon notice of ninety (90) days or less.

4.13Employee Benefit Plans.  There are no employee benefit plans within the meaning of applicable law that affect employees of NPC.

4.14Maintenance of Tangible Assets.  The assets of NPC have been and will be from the date hereof through the Closing Date, maintained in good and operable condition ordinary wear and tear excepted.

4.15Accounts Receivable.  Accounts receivable are fairly reported in the Financial Statements, arose in the ordinary course of business and are the result of arm’s length, bona fide transactions.

4.16Litigation.  There are no actions, suits, claims, investigations or proceedings legal, administrative or arbitrative) pending against NPC or any officer, manager or employee thereof, whether at law or in equity and whether civil or criminal in nature, before or by any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality.

4.17Absence of Changes.  Since the date of the Financial Statements, NPC has operated in the ordinary course, and there has been no: (a) Material adverse change in the operations, properties or condition (financial or otherwise); (b) damage, destruction or loss (whether or not covered by insurance) Materially and adversely affecting the assets or business operations or that could reasonably be expected to affect, Materially and adversely, the assets or business operations thereof

4.18Insurance.  NPC records contain a complete copy of all currently effective policies of insurance of which NPC is the owner or insured or covering any of its assets or business operations, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, and expiration date.  All such policies are in full force and effect, all premiums due thereon have been paid, and NPC has complied in all Material respects with the provisions of such policies.

4.19Taxes.  All Tax Returns required to be filed by or on behalf of NPC have been duly filed on a timely basis and such Tax Returns are complete and accurate.  All Taxes due and payable have been paid in full on a timely basis.  NPC has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.  The liability for unpaid Taxes for all periods ended on or prior to the date of this Agreement included in the Financial Statements does not exceed the liability accruals for Taxes (excluding reserves for deferred Taxes) reflected in such Financial Statements.

ARTICLE V

Other Agreements of the Parties

5.1Expenses.  Whether or not the transactions contemplated are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

5.2Best Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

5.3Further Assurances.  From time to time, without further consideration, each party at its own expense will execute and deliver, or cause to be executed and delivered, such documents as the other may reasonably request to more effectively consummate the transactions contemplated hereby.

5.4Survival of Representations and Warranties.  The representations and warranties of the parties contained in this Agreement shall survive the Closing for a period ending on the one (1) year anniversary of the Closing Date.

5.5Employment Agreement. At Closing, that certain employment agreement between the Executive and NPC dated as of February 28, 2014 (the “Employment Agreement”), shall terminate and be of no further force or effect, except for the non-disclosure, non-solicitation and non-compete provisions thereof, which shall remain effective as provided therein. At Closing, the Company shall issue to the Executive options to acquire 500,000 Company Shares at an option exercise price of $0.25 per Company Share, pursuant to an Option Agreement in the form of the copy attached hereto as Exhibit 5.5 (the “Option Agreement”), in full and complete satisfaction of any and all accrued and unpaid compensation, consulting fees, or other consideration payable to the Executive for services provided by him and arising from or related to the operation of the NPC Business through and including the Closing Date, under the Employment Agreement or otherwise, and for services provided by him as a director of the Company through the Closing Date.

ARTICLE VI

Closing Conditions

6.1Conditions to Each Party’s Obligations.  The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or before the Closing Date of the condition that neither the Executive and Company shall be subject to any order, decree or injunction of a court of competent jurisdiction which prevents or delays any of the transactions contemplated by this Agreement or the continuation of NPC’s or the Company’s business in the manner conducted prior to the Closing and, further, that this Agreement, and the transaction described herein, be approved by the directors of the Company and NPC.

6.2Conditions to the Obligations of Executive.  The obligations of the Executive to effect the transactions contemplated hereby shall be further subject to the fulfillment at or before the Closing Date of the following conditions, any one or more of which may be waived by Executive:

(a)Compliance by the Company.  The Company shall have performed and complied in all material respects with the provisions contained in this Agreement required to be performed and complied with by it at or before the Closing Date.

(b)Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement were true and correct in all material respects as of the date of this Agreement and shall also be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

6.3Conditions to the Obligations of the Company.  The obligations of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment at or before the Closing Date of the following conditions, any one or more of which may be waived by the Company:

(a)Compliance by the Executive.  The Executive shall have performed and complied in all material respects with the provisions contained in this Agreement required to be performed and complied with by or before the Closing Date.

(b)Representations and Warranties.  The representations and warranties of the Executive set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall also be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

6.4Other Documents.  Each of the parties will furnish to the other party such certificates of such party’s members, shareholder, officers, directors, employees, Associates or Affiliates, or such other documents, as may be reasonably necessary to evidence fulfillment of the conditions set forth in this Article VI as the other party may reasonably request.

ARTICLE VII

Termination

7.1Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)By the written agreement of Executive and the Company;

(b)By either Executive or the Company by written notice to the other hereto after 5:00 p.m. Central Standard Time on August 31, 2017 if the transactions contemplated hereby shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of Executive and the Company; or

(c)By either the Executive or the Company if: (i) the representations and warranties of the Executive or the Company, shall not have been true and correct in all material respects as of the date when made; (ii) the Executive or the Company shall have failed to perform and comply with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such parties prior to the time of such termination and such failure to perform or comply shall be incurable or shall not have been cured within a reasonable period of time but not less than ten (10) days in duration following notice of such failure, provided that the terminating party shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such terminating party prior to such time; or (iii) any event shall have occurred or any fact or condition shall exist that shall have made it impossible to satisfy a condition precedent to the terminating party’s obligations to consummate the transactions contemplated by this Agreement, unless the occurrence of such event or existence of such fact or condition shall be due to the failure of the party seeking to terminate this Agreement or any of its Associates or Affiliates to perform or comply with any of the covenants, agreements, or conditions

7.2Effect of Termination.  In the event this Agreement is terminated pursuant to the provisions of Section 7.1, this Agreement shall become void and have no effect, without any liability on the part of any party hereto, or any of its members, shareholder, directors, officers, employees, agents, consultants, representatives, agents, Associates or Affiliates.

ARTICLE VIII

Miscellaneous Provisions

8.1Entire Agreement.  This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements and understandings between the parties with respect thereto.

8.2Amendment and Modification.  This Agreement may be amended, modified or supplemented only by written agreement signed by each of the parties.

8.3Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this Agreement requires or permits the consent of any party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

8.4Investigations; Survival of Representations and Warranties.  Each of the representations and warranties of the parties contained herein or in any Exhibit, Schedule, certificate, or other document delivered before or at the Closing shall continue and survive the Closing Date.

8.5Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given if: (a) delivered personally; or (b) mailed by certified mail (return receipt requested), postage prepaid; or (c) sent by overnight courier; or (d) transmitted by telefacsimile, email or other electronic transmission;  to the parties at the addresses currently on record at the office of the Company (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof.)

8.6Assignment.  Neither this Agreement nor any of the rights, NPC Shares or obligations hereunder shall be assigned by any party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

8.7Governing Law.  This Agreement shall be governed by the laws of the State of Illinois as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies, and, as partial consideration for the other party’s execution and performance hereunder each party waives personal service of any and all process upon it, to the extent permitted by law, and consents that all such service of process be made by upon such party at the address and in the manner set forth in Section 8.5 of this Agreement and service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to such party’s address. The parties agree that jurisdiction as to any dispute shall be vested in the Circuit Court of Cook County Illinois only and that all parties agree that such Court is the proper venue for all disputes. In the event of any dispute, the prevailing party shall be entitled to recover its actual attorney’s fees and costs expended.

8.8Binding Effect and Benefit.  The provisions hereof shall be binding upon, and shall inure to the benefit of, the parties, and their respective heirs, executors, administrators, its successors, and assigns.

8.9Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10Severability.  Whenever possible, each of the provisions of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law.  If any provisions of this Agreement or the application of any provision of this Agreement to any party or circumstance shall be prohibited by, or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision, any other provision of this Agreement, or the application of such provision to other parties or circumstances.

8.11Interpretation.  The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date set forth above.

Executive:	Wellness Center USA, Inc.
By:________________________________ Jay Joshi, CEO	By:_______________________________ Andrew Kandalepas, CEO National Pain Centers, Inc. By: ______________________________ President